EXHIBIT 10.39



                                 April 30, 1997



Empire Industries, Inc.
501 Daniel Street
Tarboro, North Carolina


         Reference is made to that certain Loan and Security Agreement (the "Loan Agreement") dated as of May 29, 1996 among Empire Industries, Inc. ("Empire"), LaSalle National Bank, as collateral agent for itself ("LaSalle"), BT Commercial Corporation, as a lender ("BTCC"), and each other lender now or hereafter a party to the Loan Agreement (LaSalle, BTCC, and each such other lender are sometimes collectively referred to as "Lenders"), BTCC as administrative agent for all Lenders and all other Lenders. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement. Reference is further made to (a) that certain First Amendment to Amended and Restated Loan and Security Agreement dated December 6, 1996 among Empire, Agents and Lenders (the "First Amendment") and (b) that certain Consent and Second Amendment to Loan and Security Agreement dated February 4, 1997 among Empire, Agents and Lenders (the "Second Amendment").

         The parties hereto hereby agree as follows:

         1. Pursuant to the First Amendment, a new subparagraph 13(n) was added to the Loan Agreement, which required that Borrower receive an equity contribution of at least $6,000,000 during the period from November 15, 1996 and April 30, 1997, on terms and subject to conditions satisfactory to Agents and Lenders. The parties hereto hereby agree to extend the date by which such equity contribution must be received by Borrower from April 30, 1997 to May 31, 1997.

         2. Pursuant to paragraph 2 of the Second Amendment, Agents and Lenders agreed to negotiate with Borrower in good faith to set new covenant levels for the covenants contained in Paragraphs 12(o) and 12(p) of the Loan Agreement, to be effective beginning May 1, 1997, and further agreed that in the event such negotiations did not result in an agreement, commencing May 1, 1997 the covenant levels currently contained in Paragraphs 12(o) and 12(p) would be reinstated. The parties hereto hereby agree to extend the date by which either such new covenants shall become effective or the current covenants shall be reinstated from May 1, 1997 to June 1, 1997.

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         Except as expressly provided hereby, the Loan Agreement, as amended by the First Amendment and the Second Amendment, shall remain unchanged and in full force and effect in accordance with the terms thereof.

         This letter shall not become effective until executed by all parties hereto.


                                        Very truly yours,

                                        LASALLE NATIONAL BANK,
                                        as Collateral Agent and a Lender


                                        By    /s/  Robert Corsentino
                                        Its:  Senior Vice President


Consented and agreed to this _____ day of ___________, 1997.

BT COMMERCIAL CORPORATION,
as Administrative Agent
and a Lender


By ____________________
Its: __________________


CONGRESS FINANCIAL CORPORATION
(CENTRAL), as a Lender


By ____________________
Its: __________________


THE CIT GROUP/CREDIT FINANCE, INC.,
as a Lender


By: ___________________
 Its: _________________




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FINOVA CAPITAL CORPORATION,
as a Lender


By ___________________
 Its: ________________


Accepted and agreed to this ____ day of _________ 1997.


EMPIRE INDUSTRIES, INC.


By ___________________
 Its: ________________


         The undersigned Guarantor hereby acknowledges that it has read the foregoing letter and all previous amendments and modifications of the Loan Agreement and hereby reaffirms its guaranty of the obligations of the Borrower this ___ day of _______, 1997.


                                                      EMPIRE OF CAROLINA, INC.


                                                      By __________________
                                                       Its ________________


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